UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina 29730
(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On December 16, 2025, 3D Systems Corporation (the “Company”) issued 695,435 shares (the “JWCA Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to J. Wood Capital Advisors LLC (“JWCA”) for services rendered in connection with the transactions contemplated by the Exchange and Consent Agreements (as defined below). The Company did not receive any cash proceeds from the issuance of the JWCA Shares.

The JWCA Shares were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company relied on this exemption from registration based in part on representations made by JWCA.

Item 8.01. Other Events.

On December 16, 2025, the Company completed its previously announced transactions to exchange $30,773,000 aggregate principal amount of the Company’s then outstanding 0% Convertible Senior Notes due 2026 (the “2026 Notes”) held by a limited number of existing holders (the “Transaction Participants”) for an aggregate of 16,625,243 shares of the Common Stock (the “Exchange”) pursuant to certain Exchange and Consent Agreements, each dated as of December 8, 2025, by and between the Company and the Transaction Participants (the “Exchange and Consent Agreements”). Immediately following the Exchange, approximately $3.9 million in aggregate principal amount of the 2026 Notes remain outstanding. The Company did not receive any cash proceeds from the Exchange.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: December 16, 2025	/s/ Phyllis B. Nordstrom
Phyllis B. Nordstrom
Interim Chief Financial Officer and Chief Administrative Officer